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                                                                      Exhibit 99


                                        Kathleen S. Dvorak
                                        Vice President, Investor Relations
                                        and Financial Administration
                                                       or
                                        Randall W. Larrimore
                                        President and Chief Executive Officer
                                        United Stationers Inc.
                                        (847) 699-5000

                                        FOR IMMEDIATE RELEASE


                       UNITED STATIONERS INC. TO BROADCAST
                          THIRD QUARTER CONFERENCE CALL
                                OVER THE INTERNET


     DES PLAINES, Ill., Oct. 18, 2000--United Stationers Inc. (NASDAQ: USTR) announced that it will broadcast its third quarter 2000 financial results conference call live over the Internet on Oct. 25, at 8:00 a.m. Central Time. The news release containing third quarter earnings information is scheduled for late in the day on Monday, Oct. 23.

     Those who wish to listen to the conference call should visit the investor relations section of the company's Website at WWW.UNITEDSTATIONERS.COM at least 15 minutes prior to the event's broadcast. Then, follow the instructions provided to assure that the necessary audio application is downloaded and installed. This program can be obtained at no charge to the user. In addition, interested parties can access an archived version of the call, which will also be located on the investor relations section of United Stationers' Website approximately two hours after the conclusion of the call.

ABOUT UNITED STATIONERS

     United Stationers Inc., with 1999 sales of $3.4 billion, is North America's largest distributor of business products to resellers. Its integrated computer-based distribution system makes more than 35,000 items available to 20,000 resellers. United is able to ship products within 24 hours of order placement because of its 39 United Stationers Supply Co. regional distribution centers, 21 Lagasse distribution centers that serve the janitorial and sanitation industry, six Azerty distribution centers that serve computer supply resellers and three distribution centers that serve the Canadian marketplace. Its focus on fulfillment excellence has given the company a 98+ percent order fill rate, a 99.5 percent order accuracy rate, and a 99 percent on-time delivery rate.

     The company's common stock trades on the Nasdaq National Market System under the symbol USTR and is included in the S&P SmallCap 600 Index.




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